SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                 January 1, 2002

                -------------------------------------------------
                Date of Report (Date of earliest event reported)


                          NANOPIERCE TECHNOLOGIES, INC.
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             (Exact name of Registrant as specified in its charter)


           Nevada                      33-19598-D                84-0992908
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
       of incorporation)                                  Identification Number)


                           370 17th Street, Suite 3640
                             Denver, Colorado 80202
            --------------------------------------------------------
              (Address of principal executive offices)   (Zip Code)


                                 (303) 592-1010
            --------------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 1 ACQUISITION OR DISPOSITION OF ASSETS

On January 1, 2002, NanoPierce Technologies, Inc. ("Registrant") by virtue of an Asset Purchase Agreement acquired the outstanding equity of NanoPierce Connection Systems, Inc. (NanoPierce Connection), a Nevada corporation.

In exchange for 1,000 common shares of NanoPierce Connection, the Registrant has sold to NanoPierce Connection the assets of the Registrant's Technology Group. Such assets include, among other things, the office equipment, lab equipment, production equipment and prototypes which were valued at $454,716, which represents the value that such assets were carried at on the financial statements of the Registrant.

NanoPierce Connection is a wholly owned subsidiary of the Registrant and will be responsible for the continuing development of Registrant's technology, NanoPierce Connection System (NCS) and further applications of the technology. NanoPierce Connection has a license from Registrant to use Registrant's intellectual property for the conduct of its business activities.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 14,  2002               NANOPIERCE  TECHNOLOGIES,  INC.
               --

                                        /s/  Paul H. Metzinger
                                        ----------------------------------
                                        Paul H. Metzinger, President &
                                        Chief Executive Officer


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